Sub-Item 77Q1(e): Copies of Any New or Amended Investment
Advisory Contracts

Amended Annex A dated February 25, 2015 to the Management Agreement dated April 16, 2013 between the Registrant and Goldman Sachs
Asset Management, L.P. is incorporated herein by reference to Exhibit (d)(3) to Post-Effective Amendment No. 17 to the
Registrants Registration Statement on Form N-1A filed with the Securities and Exchange Commission on May 18, 2015 (Accession No. 0001193125-15-191165).

Amended Annex A dated May 12, 2015 to the Management Agreement dated April 16, 2013 between the Registrant and Goldman Sachs Asset Management, L.P. is incorporated herein by reference to Exhibit (d)(3) to Post-Effective
Amendment No. 20 to the Registrants Registration
Statement on Form N-1A filed with the Securities and Exchange Commission on
June 15, 2015 (Accession No. 0001193125-15-223431).